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                                 Exhibit 2


            This exhibit provides certain information with respect to

Clipper Asset Management Corporation ("CAMC"), the sole general partner of

The Clipper Group, L.P. ("Clipper"), as required by General Instruction C to Schedule 13D.



Item 2.     Identity and Background

            (i)   Name of Person Filing

                  Clipper Asset Management Corporation
                  (formerly CIG, Inc.)

            (ii)  Place of Organization

                  Delaware

            (iii) Principal Office and Business Address

                  Tower 49
                  12 East 49th Street
                  New York, New York  10017

            (iv)  Party to Criminal Proceedings

                  No

            (v)   Party to Civil Proceedings

                  No

Item 3.     Source and Amount of Funds or Other Consideration

            Not Applicable.

Item 4.     Purpose of Transaction

            See Item 5(b) of the Amendment.

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Item 5.     Interest in Securities of the Issuer

Item 5(a).  Amount Beneficially Owned

            160,412

            Percent of Class

            3.643%

Item 5(b).  Power to Vote or Dispose of Shares

            See Item 5(b) of this Amendment

Item 5(c).  Transactions During Past 60 Days

            See Annex A hereto.

Item 5(d).  Interest of Other Persons

            See Items 5(b) and (c) of this Amendment

Item 5(e).  Date on Which Ceased to Beneficially Own More Than 5%

            June 10, 1996.

Item 6. Contracts, Arrangements, Understandings or Relationships, with Respect to Securities of the Issuer

            See Item 5(b) of this Amendment. CAMC is the sole general partner of Clipper. Messrs. Robert B. Calhoun, Jr. and Rolf H. Towe are the sole stockholders and directors of CAMC. Messrs. Calhoun and Towe disclaim any beneficial ownership of the shares beneficially owned by Clipper.

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                                 Signature

            CAMC agrees to the filing on its behalf of this Amendment, with exhibits, by Clipper.


                              By:  Clipper Asset Management Corporation



                                    By:   /s/ Daniel V. Cahillane

                                         Name:  Daniel V. Cahillane
                                         Title: Treasurer and Secretary